UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006 (December 13, 2006)

CrossPoint Energy Company
(Exact name of registrant as specified in its charter)

Nevada	000-51699	98-0434381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 810, Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (972) 818-1100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 13, 2006, the Board of Directors of the Company appointed, effective January 1, 2007, J.W. Brown, Steven R. Shaw, and Ross Welgehausen to serve as directors of the Company.

J.W. Brown: Since July 1990, Mr. Brown has been the General Partner of Premier Capital, Ltd., an investment banking firm primarily focused on transactions in the energy industry. Prior to founding Premier, Mr. Brown was founder and principal of WesAl Capital, Ltd., an energy investment banking firm. Previously, Mr. Brown had been active in the oil and gas business sector in private companies and partnerships, which he formed and managed. Mr. Brown holds a Bachelor of Arts, a Juris Doctor and Master of Laws degree from Southern Methodist University.

Steven R. Shaw: Mr. Shaw is currently engaged in personal investments and consulting. Mr. Shaw was an Executive Vice President of operations for Cimarex Energy Company, a public exploration and production company from 2002 to 2005. From 1985 to 2002, he was a Vice President of Exploration and Production at Helmerich & Payne, Inc., a successful oil and gas exploration and production company engaged in domestic and international drilling. Mr. Shaw worked as a drilling engineer, drilling manager and operations manager from 1979 to 1985 for Andover Oil & Gas, which was acquired by Santa Fe Minerals in 1982. Prior to joining Andover Oil & Gas, Mr. Shaw worked for Amoco Production in the 1973 to 1979 time frame, as an operations engineer in Brownfield, Texas, a reservoir engineer in Houston, Texas and for Amoco International in Chicago, Illinois, and an operations, drilling engineer in Trinidad and Tobago. Mr. Shaw is a 1973 graduate of The University of Missouri at Rolla with a BS in Petroleum Engineering.

Ross Welgehausen: Mr. Welgehausen is a Co-Founder and Principal of Venn Capital Advisors, L.P. which provides consulting and financing advisory services to emerging businesses and their owners. From late 2003 to 2005, he provided business advisory services to various companies and, from 2001 to mid-2003 was Vice President - Mergers & Acquisitions of Alon USA, Inc., a refining, marketing and transportation company. From 1994 to 2000, Mr. Welgehausen was with Tesoro Petroleum Corporation, an oil and gas exploration, production and refining company, as Vice President - Finance. Mr. Welgehausen is also currently a Director of TotalChart, Inc. Mr. Welgehausen received a Bachelor of Business Administration degree in Finance from Texas A&M University.

Beginning January 1, 2007, the Company will pay each outside director $1,000 per meeting attending in person or via telephone conference, payable quarterly. In addition, each outside director will receive $40,000 annually, payable in stock options that have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. These stock options will have a term of ten years, with 50% of the stock options immediately vested and the remaining 50% vesting at the end of the calendar year, subject to that outside director attending at least 75% of all meetings of the Board of Directors during that calendar year. Each outside director will receive an additional $10,000 in stock options for each of the following positions that such outside director serves: the Chairman of the Board of Directors; a member of any committee of the Board of Directors; and the Audit Committee Financial Expert.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006	CROSSPOINT ENERGY COMPANY

	By:	/s/ Daniel F. Collins
Daniel F. Collins President